Exhibit 10.3

DES Services Agreement

This DES Services Agreement (this “Agreement”) is entered into as of the 1st day of January, 2021, by and between VIRGINIA ELECTRIC AND POWER COMPANY, a Virginia public service corporation (the “Company”), and DOMINION ENERGY SERVICES, INC., a Virginia corporation (“DES”).  DES is sometimes referred to herein as “Service Company.”

WHEREAS, each of the Company and DES is a direct or indirect wholly-owned subsidiary of Dominion Energy, Inc., a Virginia corporation and a “holding company” as defined in the Public Utility Holding Company Act of 2005 that is subject to regulation as such under that Act by the Federal Energy Regulatory Commission (“Dominion”);

WHEREAS, the Company is an electric utility engaged in the sale of electric service at retail within its service territories in Virginia and North Carolina and at wholesale within those territories and elsewhere in the United States;

WHEREAS, DES has been formed for the purpose of providing administrative, management and other services to Dominion and its subsidiaries (“Dominion Companies”) as a subsidiary service company;

WHEREAS, the Company believes that it is in the interest of the Company to provide for an arrangement whereby the Company may, from time to time and at the option of the Company, agree to purchase such administrative, management and other services as set forth in Exhibit I hereto from DES;

WHEREAS, DES is an “affiliated interest” of the Company within the meaning of the Utility Affiliates Act, Chapter 4 of Title 56 of the Code of Virginia, and therefore contracts and arrangements for the furnishing of services by DES to the Company are subject to approval of the Virginia State Corporation Commission (“SCC”);

WHEREAS, DES is an affiliate of the Company and therefore certain types of contracts between DES and the Company are subject to the requirements of North Carolina G.S. § 62-153 and are subject to approval of the North Carolina Utilities Commission (“NCUC”); and

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

I.  SERVICES OFFERED.  Exhibit I hereto lists and describes all of the services that are available from DES. DES hereby offers to supply those services to the Company.  Such services are and will be provided to the Company only at the request of the Company.  DES will provide such requested services using personnel from DES and, if necessary, from nonaffiliated third parties in accordance with Section III herein.

II.  INITIAL SERVICES SELECTED.  Exhibit II lists the services from Exhibit I that (i) the Company hereby agrees to receive from DES and (ii) DES hereby agrees to provide to the Company.

III.  PERSONNEL.  DES will provide services by utilizing the services of such executives, accountants, financial advisers, technical advisers, attorneys, engineers, geologists and other persons as have the necessary qualifications.

If necessary, DES, after consultation with the Company, may also arrange for the services of nonaffiliated experts, consultants and attorneys in connection with the performance of any of the services supplied under this Agreement.

To the extent any non-DES affiliated company personnel are required for the provision of a service, DES will ensure that the non-DES affiliated company will provide and bill such service directly to the Company through its own SCC- and NCUC- approved services agreement.  If the non-DES affiliated company is not so authorized through its own approved services agreement with the Company, DES will not use such affiliated personnel to provide services to the Company.  Use of affiliated company personnel shall be subject to federal and state codes and standards of conduct, as applicable.

IV.   COMPENSATION AND ALLOCATION.  As and to the extent required by law, DES will provide such services at cost.  DES will regularly conduct market price salary and incentive compensation external surveys to ensure employee compensation is no higher than market.  Exhibit III hereof contains rules and methods for determining and allocating costs for DES.

V.  EFFECTIVE DATE.  This Agreement is effective as of January 1, 2021 (the “Effective Date”).

VI.  TERM.  This Agreement shall commence on the Effective Date and shall remain in effect for a period of three (3) years thereafter, unless terminated earlier pursuant to Section VII(C).

VII.   TERMINATION AND MODIFICATION.

A.Modification of Services.  The Company may modify its selection of services at any time during the calendar year by giving DES written notice of the additional services it wishes to receive, and/or the services it no longer wishes to receive, in Exhibit I from DES.  The requested modification in services shall take effect on the first day of the first calendar month beginning at least thirty (30) days after the Company sent written notice to DES.

B.Modification of Other Terms and Conditions.  No other amendment, change or modification of this Agreement shall be valid, unless made in writing and signed by all parties hereto.

C.Termination of this Agreement.  The Company may terminate this Agreement by providing sixty (60) days advance written notice of such termination to DES.  DES may terminate this Agreement by providing sixty (60) days advance written notice of such termination to the Company.

This Agreement shall be subject to the approval of any state commission or other state regulatory body whose approval is, by the laws of said state, a legal prerequisite to the execution and delivery or the performance of this Agreement.

VIII.  NOTICE.  Where written notice is required by this Agreement, said notice shall be deemed given when mailed by United States registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

a.To the Company:

Virginia Electric and Power Company

120 Tredegar Street

Richmond, VA 23219

With a Copy to:

Dominion Energy Services, Inc.

Law Department

120 Tredegar Street

Richmond, VA 23219

Attention:  Managing Counsel and State Regulatory Team

b.To DES:

Dominion Energy Services, Inc.

120 Tredegar Street

Richmond, VA  23219

With a Copy to:

Dominion Energy Services, Inc.

Law Department

120 Tredegar Street

Richmond, VA 23219

Attention:  Managing Counsel and State Regulatory Team

IX.  GOVERNING LAW.  This Agreement shall be governed by and construed in accordance with the laws of Virginia, without regard to its conflict of laws provisions.

X.  ENTIRE AGREEMENT.  This Agreement, together with its exhibits, constitutes the entire understanding and agreement of the parties with respect to its subject matter, and effective upon the execution of this Agreement by the respective parties hereof and thereto, any and all prior agreements, understandings or representations with respect to this subject matter are hereby terminated and cancelled in their entirety and are of no further force and effect.

XI.  WAIVER.  No waiver by any party hereto of a breach of any provision of this Agreement shall constitute a waiver of any preceding or succeeding breach of the same or any other provision hereof.

XII.  ASSIGNMENT.  This Agreement shall inure to the benefit of and shall be binding upon the parties and their respective successors and assigns.  No assignment of this Agreement or any party's rights, interests or obligations hereunder may be made without the other party's consent, which shall not be unreasonably withheld, delayed or conditioned; provided, however, that, subject to the requirements of applicable state and federal regulatory law, either party may assign its rights, interests or obligations under this Agreement to an “affiliated interest,” without the consent of the other party.

XIII.  SEVERABILITY.  If any provision or provisions of this Agreement shall be held to be invalid, illegal, or unenforceable, the validity, legality, and enforceability of the remaining provisions shall in no way be affected or impaired thereby.

XIV. CONFIDENTIALITY.

A. For purposes of this Agreement, “Confidential Information” is information provided by the Company, or created or discovered by, for, or on behalf of the Company including, but not limited to information relating to products, processes, techniques, formulas, ideas, know-how, works of authorship, copyrightable works, inventions (whether patentable or not), technical information, trade secrets, computer programs, computer code, designs, technology, compositions, data, drawings, schematics, customers, product development, plans, and other business, technical, and financial information. “Confidential Information” also includes “Customer Information” and “Confidential Systems Operation Information” as those terms are defined in the Code of Conduct Governing the Relationships Among Dominion Energy North Carolina, Public Service Company of North Carolina, Incorporated, their Affiliates, and their Nonpublic Utility Operations approved by the North Carolina Utilities Commission in Dockets No. E-22, Sub 551, and G-5, Sub 585 (“Code of Conduct”). The types of Confidential Systems Operation Information that may be provided to employees of DES are described in Exhibit IV, as may it be revised from time to time.

B. At all times, both during this Agreement and after its termination, DES will protect Confidential Information from unauthorized dissemination and use with the same degree of care that DES uses to protect its own confidential information, but with not less than reasonable care and diligence, and will not disclose any Confidential Information unless necessary to perform services hereunder and reasonable measures are taken to avoid wrongful disclosures. DES may use such Confidential Information solely for performing the services under this Agreement and for no other purpose.

C. DES will not be obligated under this Agreement with respect to information that DES can document : (1) is or has become publicly known through no fault of DES or its employees or agents; (2) is or was received without restriction from a third party lawfully in possession of such information and lawfully empowered to disclose such information; (3) was rightfully in the possession of DES without restriction prior to its disclosure by the Company; or (4) is or was independently developed by or on behalf of DES.

D. DES acknowledges that any disclosure or unauthorized use of Confidential Information will constitute a material breach of this Agreement and cause substantial and irreparable harm to the Company for which damages would not be a fully adequate remedy and, therefore, in the event of any such breach, in addition to other available remedies, the Company will have the right to obtain appropriate injunctive relief.

E. DES agrees to comply with the provisions contained in the Code of Conduct with respect to Customer Information and Confidential Systems Operation Information.

XV. STATE COMMISSION APPROVALS.

A.VSCC Approval.  Pursuant to the Virginia State Corporation Commission (“VSCC”) Order Approving Merger in Joint Petition for Dominion and Consolidated Natural Gas Company for Approval of Agreement and Plan of Merger under Chapter 5 of Title 56 of the Code of Virginia, Case No. PUA-1999-00020, issued on September 17, 1999, neither Virginia Electric and Power Company nor any other affiliate of Dominion subject to the jurisdiction of the Commission shall have any obligation under this Agreement except to the extent such Commission has approved such obligation.

B.NCUC.

(i)Virginia Electric and Power Company, d/b/a Dominion Energy North Carolina’s (“DENC”) participation in this Agreement is voluntary, DENC is not obligated to take or provide services or make any purchases or sales pursuant to this Agreement, and DENC may elect to discontinue its participation in this Agreement at its election after giving any required notice;

(ii)DENC may not make or incur a charge under this Agreement except in accordance with North Carolina law and the rules, regulations, and orders of the North Carolina Commission promulgated thereunder;

(iii)DENC may not seek to reflect in rates any (A) costs incurred under this Agreement exceeding such amount as may be allowed by the North Carolina Commission or (B) revenue level earned under this Agreement less than the amount imputed by the North Carolina Commission; and

(iv)DENC will not assert in any forum that the North Carolina Commission’s authority to assign, allocate, make pro-forma adjustments to or disallow revenues and costs for retail ratemaking and regulatory accounting and reporting purposes is preempted and will bear the full risk of any preemptive effects of federal law with respect to this Agreement.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first above mentioned.

VIRGINIA ELECTRIC AND POWER COMPANY

By  /s/ Keith Windle

Keith Windle

Vice President – Financial Management

DOMINION ENERGY SERVICES, INC.

By  /s/ Alma W. Showalter

Alma W. Showalter

Vice President – Tax

EXHIBIT I

DESCRIPTION OF SERVICES OFFERED BY DES
UNDER THIS DES SERVICES AGREEMENT

1.Accounting.  Provide advice and assistance to the Dominion entity(ies) receiving services under this Agreement (“Dominion Companies”) in accounting matters (development of accounting practices, procedures and controls, the maintenance of the general ledger and related subsidiary systems, the preparation and analysis of financial reports, and the processing of certain accounts such as accounts payable, accounts receivable, and payroll).

2.Auditing.  Periodically audit the accounting records and other records maintained by Dominion Companies and coordinate their examination, where applicable, with that of independent public accountants.  The audit staff will report on their examination and submit recommendations, as appropriate, on improving methods of internal control and accounting procedures.

3.Legal.  Provide advice and assistance with respect to legal and regulatory issues as well as regulatory compliance and matters under federal and state laws.

4.Information Technology, Electronic Transmission and Computer Services.  Provide the organization and resources for the operation of an information technology function (development, implementation and operation of a centralized data processing facility and the management of a telecommunications network, and the central processing of computerized applications and support of individual applications in Dominion Companies).  Develop, implement, and process those computerized applications for Dominion Companies that can be economically best accomplished on a centralized basis.  Develop, implement, and process information technology risk management services and services for the secure protection and transmission of critical and sensitive data.

5.Software/Hardware Pooling.  Accept from Dominion Companies ownership of and rights to use, assign, license or sub-license all software owned, acquired or developed by or for Dominion Companies which Dominion Companies can and do transfer or assign to it and computer system hardware used with software and enhancements to which DES has legal right.  Preserve and protect the rights to all such software to the extent reasonable and appropriate under the circumstances; license Dominion Companies, on a non-exclusive, no-charge or at-cost basis, to use all software which DES has the right to sell, license or sub-license; and, at the relevant Dominion Companies’ expense, permit Dominion Companies to enhance any such software and license others to use all such software and enhancements to the extent that DES shall have the legal right to so permit.

6.Human Resources.  Advise and assist Dominion Companies in the formulation and administration of human resources policies and programs relating to the relevant

Dominion Companies’ labor relations, personnel administration, training, wage and salary administration, staffing and safety.  Direct and administer all medical, health, and employee benefit and pension plans of Dominion Companies.  Provide systems of physical examination for employment and other purposes and direct and administer programs for the prevention of sickness.  Advise and assist Dominion Companies in the administration of such plans and prepare and maintain records of employee and company accounts under the said plans, together with such statistical data and reports as are pertinent to the plans.

7.Operations.  Advise and assist Dominion Companies in the following matters relating to operational capacity: (i) the preparation and coordination of studying, consulting, planning, designing, managing, inspecting, engineering and construction of facilities of the Dominion Companies, (ii) the planning, engineering (including maps and records), and operations of the Dominion Companies, (iii) the performance of operations support services for generation, transmission, and nuclear functions, plant and facilities operation, compression, outage support, and maintenance and management services, (iv) the planning, formulation and implementation of load retention, load shaping and conservation and efficiency programs, and integrated resource planning for supply-side plans and demand-side management programs, (v) the provision and management of a training program for employees and/or contractors, including the management and maintenance of training records, (vi) the provision of land services, including the drafting, management and maintenance of maps and land records; and the procurement, management and enforcement of land interests including easements, site agreements, and real property purchases/leases, (vii) develop long-range operational programs for Dominion Companies and advise and assist such Dominion Companies in the coordination of such programs with the programs of the other Dominion Companies, subject to federal and state codes and standards of conduct, as applicable, and (viii) manage Dominion Companies’ purchase, movement, transfer, and accounting of nuclear fuel and gas volumes.

8.Executive and Administrative.  Advise and assist Dominion Companies in the solution of major problems and in the formulation and execution of the general plans and policies of Dominion Companies.  Advise and assist Dominion Companies as to operations, the issuance of securities, the preparation of filings arising out of or required by the various federal and state securities, business, public utilities and corporation laws, the selection of executive and administrative personnel, the representation of Dominion Companies before regulatory bodies, proposals for capital expenditures, budgets, financing, acquisition and disposition of properties, expansion of business, rate structures, public relationships and related matters.

9.Business Services.  Perform: (i) general business support services (printing, mailing, records management and maintenance, and administrative and office services across the enterprise), (ii) office facilities operation (building maintenance and property management, lease/sublease management, and property sales services across the enterprise),
(iii) security (physical security support, background investigations, and investigative services across the enterprise), (iv) travel (business-related ticketing, itinerary coordination, and reservations for airlines, train, rental cars, and hotels/lodging for Dominion employees),
(v) aviation (maintenance, operations, and aviation-related services for corporate-owned aircraft), and (vi) fleet services (fleet systems support, management of the acquisition/disposal function, maintenance functions, and fleet management across the entire enterprise).

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10.Risk Management.  Advise and assist Dominion Companies in securing requisite insurance, in the purchase and administration of all property, casualty and marine insurance, in the settlement of insured claims and in providing risk prevention advice.

11.Corporate Planning.  Advise and assist Dominion Companies in the research, study, and planning of operations, budgets, economic forecasts, industry developments, capital expenditures, innovation, sustainability, social contract initiatives and other special projects.

12.Supply Chain.  Advise and assist Dominion Companies in the procurement of real and personal property, materials, supplies and services, conduct purchase negotiations, prepare procurement agreements and administer programs of material control.

13.Rates and Regulatory.  Advise and assist Dominion Companies in the analysis of their rate structure in the formulation of rate policies, and in the negotiation of large contracts.  Advise and assist Dominion Companies in proceedings before regulatory bodies involving the rates and operations of Dominion Companies and of other competitors where such rates and operations directly or indirectly affect Dominion Companies.

14.Tax.  Advise and assist Dominion Companies in the preparation of federal, state and other tax returns, generally advise Dominion Companies as to any problems involving taxes, and provide due diligence in connection with acquisitions.

15.Corporate Secretary.  Provide all necessary functions required of a publicly traded company.  Coordinate information and activities among shareholders, the transfer agent, and Board of Directors.  Provide direct services to security holders. Prepare and file required annual and interim reports to shareholders and the U.S. Securities and Exchange Commission. Conduct meetings of the Board of Directors and shareholders, as applicable, and ensure proper maintenance of corporate records.

16.Investor Relations.  Provide fair and accurate analysis of Dominion Companies and an outlook within the financial community. Enhance Dominion Companies’ position in the energy industry. Balance and diversify owner investment in Dominion Companies through a wide range of activities. Provide feedback to Dominion Companies regarding investor concerns, trading and ownerships. Hold periodic analysts meetings, and provide various operating data as requested or required by investors.

17.Environmental Compliance.  Provide consulting, cleanup, environmental permitting, environmental compliance support, biological and chemical services, environmental reporting, and environmental compliance plan preparation as required by Dominion Companies to ensure full compliance with applicable environmental statutes and regulations.  Track state and federal environmental regulations.  Provide summaries and guidance for Dominion Company personnel to ensure ongoing compliance.

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18.Customer Services.  Provide services and systems dedicated to customer service, billing, remittance, credit, collections, customer relations, call centers, energy conservation support and metering.

19.Energy Marketing.  Provide services and systems dedicated to energy marketing and trading of energy commodities, specifically the provision of all services related to emissions products, renewable energy products, environmental commodities (commodities derived from environmental attributes associated with qualifying types of generation that are required for compliance with applicable federal, state and local laws, as well as any voluntary additional reductions that the Company has elected to complete).  Provide market, credit and operational risk management services and development of marketing and sales programs in physical and financial markets.

20.Treasury/Finance.  Provide services related to managing all administrative activities associated with financing and the management of capital structure; cash, credit and risk management activities; investment and commercial banking relationships; oversight of decommissioning trust funds and general financing activities.

21.External Affairs.  Provide services in support of corporate strategies for managing relationships with federal, state and local governments, agencies and legislative bodies.  Formulate and assist with public relations, advertising, and external/internal communications programs and with the administration of corporate contribution and community affairs programs.

22.Office Space and Equipment.  Provide use of land, buildings, furnishings, and equipment, and all costs related to these assets – i.e., property taxes, utilities, and maintenance.

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EXHIBIT II

SERVICES THE COMPANY AGREES TO RECEIVE FROM DES

SERVICE		YES	NO

1.	Accounting	X
2.	Auditing	X
3.	Legal	X
4.	Information Technology, Electronic Transmission and Computer Services	X
5.	Software/Hardware Pooling	X
6.	Human Resources	X
7.	Operations	X
8.	Executive and Administrative	X
9.	Business Services	X
10.	Risk Management	X
11.	Corporate Planning	X
12.	Supply Chain	X
13.	Rates and Regulatory	X
14.	Tax	X
15.	Corporate Secretary	X
16.	Investor Relations	X
17.	Environmental Compliance	X
18.	Customer Services	X
19.	Energy Marketing	X
20.	Treasury/Finance	X
21.	External Affairs	X
22.	Office Space and Equipment	X

EXHIBIT III

METHODS OF ALLOCATION FOR DES

DES shall allocate costs among companies receiving service from it under this and similar service contracts using the following methods:

I.

The costs of rendering service by DES will include all costs of doing business including interest on debt but excluding a return for the use of equity capital for which no charge will be made to Dominion Companies.

II.	A.DES will maintain a separate record of the expenses of each department. The expenses of each department will include:

1.	those expenses that are directly attributable to such department, and

2.	an appropriate portion of those office and housekeeping expenses that are not directly attributable to a department but which are necessary to the operation of such department.

B.

Expenses of the department will include salaries and wages of employees, rent and utilities, materials and supplies, depreciation, and all other expenses attributable to the department.  The expenses of a department will not include:

1.	those incremental out‑of‑pocket expenses that are incurred for the direct benefit and convenience of an individual Dominion Company or group of Dominion Companies,

2.

DES overhead expenses that are attributable to maintaining the corporate existence of DES, and all other incidental overhead expenses including those auditing fees, internal auditing department expenses and accounting department expenses attributable to DES.

C.	DES will establish annual budgets for controlling the expenses of each department and for determining estimated costs to be included in interim monthly billing.

III.	A.Employees in each department will be divided into two groups:

1.	Group A will include those employees rendering service to Dominion Companies, and

2.	Group B will include those office and general service employees, such as secretaries, file clerks and administrative assistants, who generally assist employees in Group A or render other housekeeping services and who are not engaged directly in rendering service to each Dominion Company or a group of Dominion Companies.

B.	Expenses set forth in Section II. above will be separated to show:

1.	salaries and wages of Group A employees, and

2.	all other expenses of the department.

C.

There will be attributed to each dollar of a Group A employee's salary or wage, that percentage of all other expenses of such employee’s department (as defined in B above), that such employee’s salary or wage is to the total Group A salaries and wages of that department.

D.

Group A employees in each department will maintain a record of the time they are employed in rendering service to each Dominion Company or group of Dominion Companies.  An hourly rate will be determined by dividing the total expense attributable to a Group A employee as determined under subsection C above by the productive hours reported by such employee.

IV.

The charge to the Dominion Company for a particular service will be determined by multiplying the hours reported by Group A employees in rendering such service to each Dominion Company by the hourly rates applicable to such employees.  When such employees render service to a group of Dominion Companies, the charge to each Dominion Company will be determined by multiplying the hours attributable to the Dominion Company under the allocation formulas set forth in Section IX of this Exhibit by the hourly rates applicable to such employees.

V.	To the extent appropriate and practical, the foregoing computations of hourly rates and charges may be determined for groups of employees within reasonable salary range limits.

VI.	Those expenses of DES that are not included in the annual expense of a department under Section II above will be charged to Dominion Companies receiving service as follows:

A.

Incremental out‑of‑pocket costs incurred for the direct benefit and convenience of a Dominion Company or group of Dominion Companies will be charged directly to such Dominion Company or group of Dominion Companies.  Such costs incurred for a group of Dominion Companies will be allocated on the basis of an appropriate formula.

B.

DES overhead expenses referred to in Section II above will be charged to the Dominion Company either on the proportion of direct charges to that Dominion Company or under the allocation formulas set forth in Section IX of this Exhibit.

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VII.

Notwithstanding the foregoing basis of determining cost allocations for billing purposes, cost allocations for certain services involving machine operations, production or service units, or facilities cost will be determined on an appropriate basis established by DES.

VIII.

Monthly bills will be issued for the services rendered to the Dominion Company on an actual basis. However, if such actual information is not available at the time of preparation of the monthly bill, estimates may be used.  Estimates will normally be predicated on service department budgets and estimated productive hours of employees for the year.  At the end of each quarter, estimated figures will be revised and adjustments will be made in amounts billed to give effect to such revision.

IX.

When Group A employees render services to a group of Dominion Companies, the following formulas shall be used to allocate the time of such employees to the individual Dominion Companies receiving such service (Each Dominion Company metric/Total Dominion Companies’ metrics):

A.	The Service Department or Function formulas to be used when employees render services to all Dominion Companies participating in such service, for the services indicated are set forth below.

Service Department or Function	Basis of Allocation
Accounting:
Payroll Processing	Number of Dominion Company employees on the previous December 31st.
Accounts Payable Processing

Number of Dominion Company accounts payable documents processed during the preceding year ended December 31st. [Accounts Payable Invoices]

Dollar value of Dominion Company purchases on company credit cards for the preceding year ended December 31st. [Accounts Payable P-Card]

Fixed Assets Accounting	Dominion Company fixed assets added, retired or transferred during the preceding year ended December 31st.

Information Technology, Electronic Transmission and Computer Services and Software/Hardware Pooling:
LDC/EDC Computer Applications	Number of Dominion Company customers at the end of the preceding year ended December 31st.
Other Computer Applications, including Software/Hardware Pooling	Number of Dominion Company users or usage of specific computer systems at the end of the preceding year ended December 31st.

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Service Department or Function	Basis of Allocation
Telecommunications Applications	Number of Dominion Company telecommunications units at the end of the preceding year ended December 31st.

Human Resources:
Human Resources	The number of Dominion Company employees as of the preceding December 31st.

Business Services:

Facility Services	Square footage of Dominion Company office space as of the preceding year ended December 31st.
Fleet Administration	Number of Dominion Company vehicles as of the preceding December 31st.
Security	The number of Dominion Company employees as of the preceding December 31st.
Gas Supply	Throughput of gas volumes purchased for each Dominion Company for the preceding year ended December 31st.

Risk Management:
Risk Management	Dominion Company insurance premiums for the preceding year ended December 31st.

Corporate Planning:
Corporate Planning	Total Dominion Company capitalization (Debt and Equity) recorded at preceding December 31st.

Supply Chain:
Purchasing	Dollar value of Dominion Company purchases for the preceding year ended December 31st.

Tax:
Tax Accounting and Compliance	The sum of the total income and total deductions as reported for Dominion Consolidated Federal Income Tax purposes on the last return filed.

Customer Services:
Customer Payment (Remittance) Processing	Number of Dominion Company customer payments processed during the preceding year ended December 31st.

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Service Department or Function	Basis of Allocation
Treasury/ Finance:
Treasury and Cash Management	Total Dominion Company capitalization (Debt and Equity) recorded at preceding December 31st.

Office Space and Equipment:
Corporate Office and Electricity	Headcount at corporate offices as of the previous December 31st.

B.	For services not mentioned above, the method of allocation is set forth below:

Company Group	Basis of Allocation

Accounting Audit Business Planning Corporate Secretary Energy Marketing Environment Executive External Affairs General Services Legal Operations Travel Services Aviation

Total operating expenses, excluding purchased gas expense, purchased power expense (including fuel expense), other purchased products and royalties, depreciation, depletion, and amortization, and taxes other than income for the preceding year ended December 31st for the affected Dominion Companies.

A combination of items immediately noted above and flight days for the previous two years.

C.	If the use of a basis of allocation would result in an inequity because of a change in operations or organization, then DES may adjust the basis to effect an equitable distribution.

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EXHIBIT IV

Agreement to Adhere and Protect CSOI

CONFIDENTIALITY.

a. For purposes of this Agreement, “Confidential Information” is information provided by the Company,1 or created or discovered by, for, or on behalf of the Company including, but not limited to information relating to products, processes, techniques, formulas, ideas, know-how, works of authorship, copyrightable works, inventions (whether patentable or not), technical information, trade secrets, computer programs, computer code, designs, technology, compositions, data, drawings, schematics, customers, product development, plans, and other business, technical, and financial information. “Confidential Information” also includes “Customer Information”2 and “Confidential Systems Operation Information”3 as those terms are defined in the Code of Conduct Governing the Relationships Among Dominion Energy North Carolina, Public Service Company of North Carolina, Inc., Their Affiliates, and Their Nonpublic Utility Operations approved by the North Carolina Utilities Commission in Dockets No. E-22, Sub 551, and G-5, Sub 585 (“Code of Conduct”). The types of Confidential Systems Operation Information that may be provided to employees of Dominion Energy Services, Inc. (“DES”) are described in Exhibit V, as it may be revised from time to time.

b. At all times, both during this Agreement and after its termination, DES will protect Confidential Information from unauthorized dissemination and use with the same degree of care that DES uses to protect its own confidential information, but with not less than reasonable care and diligence, and will not disclose any Confidential Information unless necessary to perform services hereunder and reasonable measures are taken to avoid wrongful disclosures. DES may use such Confidential Information solely for performing the services under this Agreement and for no other purpose.

c. DES will not be obligated under this Agreement with respect to information that DES can document : (1) is or has become publicly known through no fault of DES or its employees or agents; (2) is or was received without restriction from a third party lawfully in possession of such information and lawfully empowered to disclose such information; (3) was rightfully in the possession of DES without restriction prior to its disclosure by the Company; or (4) is or was independently developed by or on behalf of DES.

d. DES agrees to comply with the provisions contained in the Code of Conduct with respect to Customer Information and Confidential Systems Operation Information.

e. DES agrees to promptly report any known unauthorized disclosures of Confidential Information to a member of the Dominion Energy Law Department –Regulatory Compliance group and/or State Regulatory group.

[1]

“Company” will have been defined as Virginia Electric and Power Company (“VEPCO”) d/b/a Dominion Energy North Carolina (“DENC”) or Dominion Energy Virginia (“DEV”), or Public Service Company of North Carolina, Inc. (“PSNC”), whichever is applicable.

[2]

“Customer Information” is defined at Section I of the Code of Conduct to mean “Non-public information or data specific to a Customer or a group of Customers, including, but not limited to, electricity consumption, natural gas consumption, load profile, billing history, or credit history, that is or has been obtained or compiled by DENC or PSNC in connection with the supplying of Electric Services or Natural Gas Services to that Customer or group of Customers.”  “Customer” is defined as “Any retail electric customer of DENC in North Carolina and any Commission-regulated natural gas or natural gas transportation customer of PSNC located in North Carolina.”

[3]

“Confidential Systems Operation Information” is defined at Section I of the Code of Conduct to mean “Non-public information that pertains to Electric Services provided by DENC, including, but not limited to, information concerning electric generation, transmission, distribution, or sales, and non-public information that pertains to Natural Gas Services provided by PSNC, including, but not limited to, information concerning transportation, storage, distribution, gas supply, or other similar information.”  “Electric Services” is defined as “Commission-regulated electric power generation, transmission, distribution, delivery, and retail sales, and other related services, including, but not limited to, administration of Customer accounts and rate schedules, metering, billing, standby service, backups, and changeovers of electric service to other suppliers.”  “Natural Gas Services” is defined as “Commission-regulated natural gas sales and natural gas transportation, and other related services, including, but not limited to, administration of Customer accounts and rate schedules, metering and billing, and standby service.”

EXHIBIT V

Confidential System Operation Information

1.	VEPCO Electric Transmission
•	Financial information/performance
▪	O&M budgets, projections, projects
▪	Capital budget, projections, projects
•	Transmission siting applications
•	Encroachment
•	Transmission projects, costs and schedules
•	Generation interconnections
•	Customer information
•	Transmission line outages
•	Material and supply chain requirements
•	NERC compliance
•	Labor relations
•	Miles, age and condition of transmission lines and substations
•	Legal and regulatory
•	PJM transmission, generation, ancillary and interconnection
•	Transmission protective relay information
•	Safety and training
•	Substation and protective relay
•	Transmission system information for developing cost of service
2.	VEPCO Electric Retail and Wholesale Rates and Regulation
•	Customer information
•	PJM transmission, generation, ancillary, and interconnection
•	PJM operational
•	Legal and regulatory
•	Distribution system information for developing cost of service
•	Generation system information for developing cost of service
•	Transmission system information for developing cost of service.
3.	VEPCO Power Generation and Nuclear Generation
•	Financial information/performance
•	O&M budgets, projections, projects
•	Capital budget, projections, projects
•	O&M and capital projections and project cost and scope
•	Refueling Outage schedules and scopes
•	Plant operation conditions, status and projection: kW, kWh, ancillary services
•	Outage schedules costs, scopes and status
•	Maintenance and service contracts, costs, schedules and status
•	Service and material contracts
•	Inventory management
•	Safety and training

•	Plant operating parameters and procedures
•	Plant (facility) design drawings and documentation
•	Current/Historical/Forecast Fuel supply and specification ( for example, Natural Gas, Coal, Oil, Biomass, nuclear)
•	Associated fuel contracts, for example, procurement, processing, conversion, enrichment, treatment, handling or transportation.
•	Other fuel data, for example:
▪	Commercial aspects of transactions; terms and conditions of contracts
▪	Transportation/delivery schedules and constraints
▪	Market information
▪	Operational concerns and constraints
▪	Purchasing and hedging strategies
▪	Storage and inventory
▪	Fuel specifications and product quality
▪	Transactional, contractual and systems controls
▪	Legal and regulatory
▪	Security
▪	Labor relations
•	Emission Reduction Products (for example, limestone and ammonia)
•	Equipment specifications, conditions, testing, analysis, manuals and documentation
•	FERC, NERC and other compliance
•	Environmental data
•	Legal and regulatory
•	PJM and IMM transmission, generation, ancillary, and interconnection
•	Plant and transmission protective relay information
•	Insurance Nuclear Project Funding requests
•	Nuclear Performance Scorecards
•	Radiation dose
•	NRC compliance
•	Customer Information
4.	VEPCO Electric Distribution

Reliability & Planning data, for example

•	Financial information/performance
o	O&M budgets, projections, projects
o	Capital budget, projections, projects
•	Distribution System Data
•	Loading and voltages
o	Substation Transformers, Circuits, Transformers, Services
•	Distributed Generation
•	O&M and capital projections and project cost and scope
•	Maintenance contracts, costs, schedules and status
•	Vegetation management
•	Design and construction standards

2

•	Materials and supplies
•	Safety and training
•	Legal and regulatory
•	NERC compliance
•	Regulatory budgets, projections, projects for strategic underground

Design & Construction data, for example:

•	Financial information/performance
o	O&M budgets, projections, projects
o	Capital budget, projections, projects
•	Land acquisition and right of way
•	Environmental Compliance and Reporting
•	Labor Relations
•	Vendor Contracts
•	Materials and supplies

Operations data, for example:

•	Financial information/performance
o	O&M budgets, projections, projects
o	Capital budget, projections, projects
•	Real Time Distribution System Data
•	Loading and voltages
o	Substation Transformers, Circuits, Transformers, Services
•	Distributed Generation
•	Technology – Maintenance, Replacements and New Technologies
•	Distribution System Data
•	Mobile Technology
•	Line and equipment outage and communications
•	Storm and other damage assessment and restoration
•	Legal and regulatory reporting
•	Customer information
•	Resource availability
•	Labor relations
•	Sustainability Plans
•	Safety and training
5.	VEPCO Power Delivery Customer Service
•	Customer information
•	Resource availability
•	Contact Center metrics (both agent and self-service)
•	Web self-service metrics
•	Vendor agreements and contracts
•	Financial information and performance
•	System maintenance schedules
•	Materials and supplies
•	Safety and training
•	Legal and regulatory

3

6.	VEPCO Business Development
•	Customer information
•	Valuation/customer benefit analysis
•	Comparison of pricing options
•	Agreements/Contracts
•	Legal and regulatory
•	Load information
•	Project Information
•	Financial information/performance
o	O&M budgets, projections, projects
o	Capital budget, projections, projects
•	Safety and training
•	Labor Relations
•	Vendor Contracts
•	Materials and supplies
•	Maintenance schedules

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